                         CERTIFICATE OF DETERMINATION
                                       OF
                           TRIKON TECHNOLOGIES, INC.


          Gregor A. Campbell and John La Valle hereby certify as follows:

          1. They are the President and Secretary, respectively, of Trikon Technologies, Inc., a California corporation (the "Corporation").

          2. The number of shares of Preferred Stock which the Corporation is authorized to issue is 20,000,000 shares, none of which is issued and outstanding.

          3. The Board of Directors of the Corporation has duly adopted the following resolution:

          "WHEREAS, the Articles of Incorporation of the Corporation authorize the Board of Directors to determine the number of series into which shares of Preferred Stock may be divided and the designation of any such series and, except with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock (collectively, the "Prior Preferred"), which are described therein (and none of the shares of which are presently issued and outstanding), the Board of Directors is further authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number and shares and designation of any such series; and

          WHEREAS, all of the shares of Prior Preferred were automatically converted into shares of Common Stock upon the closing of the Corporation's initial public offering of securities registered with the Securities and Exchange Commission at the closing of such offering on August 29, 1995, which shares have, pursuant to the Articles of Incorporation of the Corporation, returned to the status of authorized and unissued Preferred Stock of an undesignated series and which shares can no longer be issued as shares of Prior Preferred in light of the automatic conversion terms thereof, as described above in this paragraph;

          NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

          (a) The designation of such series of Preferred Stock is the Series G Preferred Stock, and the number of shares of such Series G Preferred Stock is 3,125,000, none of which has been issued.

          (b) The rights, preferences, privileges and restrictions granted to and imposed upon the Series G Preferred Stock and the holders thereof shall be as set forth below.

          Section 1.   Definitions
                       -----------

          For purposes of Sections 1 through 5 below, the following definitions shall apply:

          (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the filing of this Certificate of Determination, whether or not subsequently reacquired or retired by the Corporation, other than:

               (i) Shares issuable upon conversion of the Series G Preferred Stock;

              (ii) Shares of Common Stock issued to employees or directors of (or consultants to) the Corporation, or issuable upon exercise of stock options granted to such employees, directors or consultants, pursuant to stock-based compensation plans approved by the Board;

             (iii) Shares issued or issuable by way of stock split or stock dividend; and

              (iv) Shares issued or issuable to, or issuable upon the exercise or conversion of warrants or Convertible Securities issued to, investors in the Corporation pursuant to and in connection with strategic business relationships between the Corporation and such investors, which business relationships and issuances of securities have been unanimously approved by the Board.

          (b) "Board" shall mean the Board of Directors of the Corporation.

          (c) "Common Stock" shall mean the Common Stock of the Corporation.

          (d) "Conversion Price" shall have the meaning set forth in Section 5(a) below.

          (e) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          (f) "Corporation" shall mean this corporation.

          Section 2.   Dividends
                       ---------

          In each fiscal year of the Corporation, the holders of shares of Series G Preferred Stock shall be entitled to receive, before any cash dividends shall be paid or declared and set aside for the Common Stock in such fiscal year, when and as declared by the Board, out of funds legally available for that purpose, dividends payable in an amount per share for such fiscal year equal to the per share amount, if any, of any cash dividend declared, paid or set aside for the Common Stock during such fiscal year, multiplied by the number of shares of Common Stock into which each such share of Series G Preferred Stock is then convertible. Dividends for the Series G Preferred Stock declared by the Board but not paid shall accrue. No dividends shall accrue upon the Series G Preferred Stock unless declared by the Board in its sole discretion in accordance with the foregoing provisions of this Section 2.

          Section 3.   Liquidation, Dissolution or Winding Up
                       --------------------------------------

          (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a merger, acquisition or other reorganization in which the Corporation is not the surviving entity, all assets or surplus funds of the Corporation shall be distributed to the holders of the Common Stock and the Series G Preferred Stock in the following manner and order of priority:

               (i) First, ratably among the holders of the Series G Preferred
                   -----
          Stock until such holders have received $6.40 per share;

              (ii) Second, ratably among the holders of the Common Stock until
                   ------
          such holders have received $6.40 per share; and

             (iii)  Third, to the holders of the Common Stock and the Series G
                    -----
          Preferred Stock on a pro rata basis according to the number of shares of Common Stock (A) then held, with respect to the Common Stock, and
          (B) into which the shares of Series G Preferred Stock then held are convertible, in the case of the Series G Preferred Stock.

          No adjustment to the Conversion Price pursuant to this Certificate of Determination shall alter the above liquidation preference dollar amounts.

          (b) The dollar amounts specified in Section 3(a) shall be equitably adjusted in the event of any stock splits, stock dividends or similar capital modifications affecting the Common Stock or the Series G Preferred Stock after the filing of this Certificate of Determination.

          (c) Insofar as any distribution pursuant to Section 3(a) consists of property other than cash, the value thereof shall, for purposes of the provisions of Section 3(a), be the fair value at the time of such distribution, as determined in good faith by the Board.

          Section 4.   Voting
                       ------

          (a) At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each share of Common Stock shall be entitled to one vote, and each share of Series G Preferred Stock shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such share is then convertible (in accordance with Section 5 hereof) on the record date set for the meeting or action or, if no record date is set, on the date of such meeting or the date such action is taken. Except as otherwise expressly provided in Sections 4(b) and 4(c) below or as required by law, the holders of Common Stock and Series G Preferred Stock shall vote together as a single class in accordance with the preceding sentence, and neither the Common Stock nor the Series G Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by shareholders of the Corporation.

          (b) The Corporation shall not amend, alter or repeal the preferences, privileges, special rights or other powers of the Series G Preferred Stock, as set forth herein, in a manner adverse to the holders thereof, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series G Preferred Stock, voting for this purpose as a single class of stock.

          (c) The Corporation shall not authorize or issue, or obligate itself to issue, any other preferred equity security, whether junior or senior to or on a parity with the Series G Preferred Stock as to dividend rights, redemption or sinking fund rights, liquidation preferences, conversion rights, voting rights or otherwise, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series G Preferred Stock, voting for this purpose as a single class of stock.

          Section 5.   Conversion
                       ----------

          The holders of the Series G Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

          (a)  Optional Conversion.  Each share of Series G Preferred Stock
               -------------------
shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date which is 90 days after the first issuance of shares of Series G Preferred Stock by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.40 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall at the time of the filing of this Certificate of Determination initially be $6.40 in the case of the Series G Preferred Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series G Preferred Stock is convertible, as hereinafter provided.

          (b)  Automatic Conversion.
               --------------------

               (i) Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock on that date which is three years after the first issuance of shares of Series G Preferred Stock by the Corporation.

              (ii) Additionally, the Series G Preferred Stock shall be automatically converted into shares of Common Stock upon the optional conversion into Common Stock, pursuant to Section 5(a) above, of at least sixty six and two-thirds percent (66-2/3%) of the cumulative number of shares of Series G Preferred Stock theretofore issued by the Corporation.

          (c)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of the Series G Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (d)  Mechanics of Optional Conversion.  Before any holder of Series G
               --------------------------------
Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he or it shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series G Preferred Stock, or to his or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series G Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Series G Preferred Stock so converted shall terminate, except only the right of such holder, upon the surrender of his or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for fractional shares.

          (e)  Mechanics of Automatic Conversion.  All holders of record of
               ---------------------------------
shares of Series G Preferred Stock will be given at least 30 days' prior written notice of the anticipated date of any automatic conversion referenced in Section 5(b) and four days' prior written notice of the actual date of such conversion. The Corporation shall also exercise best efforts to provide four days telephonic notice of such actual conversion date to said holders. Each such notice shall designate a place for automatic conversion of all of the shares of such Series G Preferred Stock pursuant to Section 5(b). Such notice will be sent by mail, first class, postage prepaid, to each record holder of Series G Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion, each holder of shares of Series G Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. On the date fixed for conversion, all rights with respect to the Series G Preferred Stock will terminate, except only (1) any rights to receive declared but unpaid dividends with a record date preceding the date of conversion, and (2) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Series G Preferred Stock has been converted and cash for fractional shares. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. All certificates evidencing shares of Series G Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series G Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Series G Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 5(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (f)  Certain Adjustments to Conversion Price for Stock Splits,
               ---------------------------------------------------------
Dividends, Mergers, Reorganizations, Etc.
-----------------------------------------

               (i) Adjustment for Stock Splits, Stock Dividends and Combinations
                   -------------------------------------------------------------
          of Common Stock.  In the event the outstanding shares of Common Stock
          ---------------
          shall, after the filing of this Certificate of Determination, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

              (ii) Adjustment for Merger or Reorganization, Etc.  In case of a
                   ---------------------------------------------
          reclassification, reorganization or exchange (other than described in Subsection (i) above) or any consolidation or merger of the Corporation with another corporation (other than a merger, acquisition or other reorganization in which the Corporation is not the surviving entity, any of which shall be considered a liquidation pursuant to
          Section 3 above), each share of Series G Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series G Preferred Stock would have been entitled upon such reclassi fication, reorganization, exchange, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series G Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series G Preferred Stock.

             (iii)  Adjustments for Other Dividends and Distributions.  In the
                    -------------------------------------------------
          event the Corporation at any time or from time to time after the filing of this Certificate of Determination makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series G Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series G Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conver sion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
          Section 5 with respect to the rights of the holders of the Series G Preferred Stock.

          (g) Adjustment to Conversion Price for Issue or Sale of Additional
              --------------------------------------------------------------
Shares of Common Stock.  In case at any time or from time to time on or after
----------------------
the filing of this Certificate of Determination the Corporation shall issue or sell Additional Shares of Common Stock for a consideration per share less than the Conversion Price of the Series G Preferred Stock then in effect, then and in each such case the then Conversion Price of the Series G Preferred Stock shall be reduced to an adjusted Conversion Price (computed to the nearest cent, a half cent being treated as a full cent) by dividing

               (A) the sum of (X) the result obtained by multiplying the number of shares of Common Stock outstanding immediately prior to such issue or sale by the Conversion Price then in effect, and (Y) the consideration, if any, received by the Corporation upon such issue and sale, by

               (B) the number of shares of Common Stock outstanding immediately after such issue or sale.

          For purposes of adjusting the Conversion Price pursuant to the foregoing clauses (A) and (B), Common Stock shall be deemed to be outstanding at a particular time if it is outstanding at such time or if at such time (I) it can be acquired upon the conversion of any then outstanding shares of Series G Preferred Stock or (II) it can be purchased upon the exercise of any outstanding rights or options, or acquired upon the conversion of any outstanding Convertible Securities, or acquired upon the conversion of any Convertible Securities which can be purchased upon the exercise of any outstanding rights or options; provided, however, that for purposes of clause (II), the number of shares deemed outstanding shall be limited to such number of shares deemed outstanding in respect of such rights, options and Convertible Securities under generally accepted accounting principles for purposes of computing fully diluted earnings per share.

          (h) Further Provisions for Adjustment of Conversion Price.  For the
              -----------------------------------------------------
purpose of Section 5(g) above, the following provisions shall be applicable:

               (A) Issuance or Sale of Convertible Securities.  In case at any
                   ------------------------------------------
          time on or after the filing of this Certificate of Determination, the Corporation shall issue or sell any Convertible Securities, there shall be determined as of the date of issue the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (X) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (Y) the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

               If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

               If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, the adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock issued or sold were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Corporation upon such conversion or exchange, plus the consideration, if any, actually received by the

          Corporation for the issue or sale of such Convertible Securities as were actually converted or exchanged.

               (B) Grant of Rights or Options for Common Stock.  In case at any
                   -------------------------------------------
          time on or after the filing of this Certificate of Determination, the Corporation shall grant any rights or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, there shall be determined as of the date of issue the price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights or options, such determination to be made by dividing
          (X) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, by (Y) the maximum number of Additional Shares of Common Stock of the Corporation issuable upon the exercise of such rights or options; and the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

               If such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

               If any such rights or options shall expire without having been exercised, the adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised.

               (C) Grant of Rights or Options for Convertible Securities.  In
                   -----------------------------------------------------
          case at any time on or after the filing of this Certificate of Determination the Corporation shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purposes of such
          Section 5, to have been issued and sold

          (as of the date of the granting of such option or rights) for the total amount received or receivable by the Corporation as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options.

               If such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable by the Corporation upon the exercise thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

               If any such rights or options shall expire without having been exercised, the adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Convertible Securities so issued or sold were those actually issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercis

               (D) Determination of Consideration.  Upon any issuance or sale
                   ------------------------------
          for a consideration other than cash, or a consideration part of which is other than cash, of any Additional Shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board. In case any Additional Shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers two or more thereof, the consideration for the issue or sale of such Additional Shares of Common Stock or Convertible Securities or such rights or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board.

               (E) Shares Considered Outstanding.  The number of shares of
                   -----------------------------
          Common Stock outstanding at any given time shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

               (F) Duration of Adjusted Conversion Price.  Following each
                   -------------------------------------
          computation or readjustment of an adjusted Conversion Price as provided above in this Section 5, the new adjusted Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this Section 5.

               (G) Other Action Affecting Common Stock.  In case after the
                   -----------------------------------
          filing of this Certificate of Determination the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 5, which in the good faith opinion of the Board would have a materially adverse effect upon the conversion rights of the Series G Preferred Stock granted herein, the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

          (i) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series G Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request, at any time, of any holder of Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series G Preferred Stock.

          (j) Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series G Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (k) Common Stock Reserved.  The Corporation shall reserve and keep
              ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series G Preferred Stock.

          (l) Payment of Taxes.  The Corporation will pay all taxes (other than
              ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series G Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series G Preferred Stock so converted were registered.

          4. The number of shares designated as Series G Preferred Stock is 3,125,000, and none of such shares has been issued.

          The undersigned each further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge and that this certificate has been executed on June 3, 1997 in Chatsworth, California.



                                     /s/ Gregor A. Campbell
                                    ------------------------------
                                    Gregor A. Campbell, President


                                     /s/ John LaValle
                                    ------------------------------
                                    John LaValle, Secretary

164174.2

                           CERTIFICATE OF CORRECTION
                                       OF
                            CERTIFICATE OF OWNERSHIP
                                       OF
                           TRIKON TECHNOLOGIES, INC.
                (formerly Plasma & Materials Technologies, Inc.)



          Gregor A. Campbell hereby certifies as follows:

          1. He is the Vice President and Assistant Secretary of Trikon Technologies, Inc., a California corporation, formerly named Plasma & Materials Technologies, Inc. (the "Corporation"). He is also the Chief Executive Officer of the Corporation.

          2. The certificate being hereby corrected by the filing of this Certificate of Correction is the Certificate of Ownership of the Corporation filed with the California Secretary of State on March 31, 1997 (the "Certificate of Ownership").

          3. The execution of the Certificate of Ownership was defective in that, at the time of executing the Certificate of Ownership (and at the present), Gregor A. Campbell was not and is not the President of the Corporation. However, John LaValle, who signed the Certificate of Ownership as Secretary, was also a Vice President of the Corporation at the time of signing.

          4. This Certificate of Correction of Certificate of Ownership does not alter the wording of the resolutions set forth in the Certificate of Ownership which were in fact adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation duly adopted each and all of the resolutions set forth in the Certificate of Ownership being hereby corrected and all other matters set forth in the Certificate of Ownership (except only as specified in paragraph (3) above) were true and correct when filed.

          The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of his own knowledge and that this Certificate has been executed on June 19, 1997 in Chatsworth, California.


                               /s/ Gregor A. Campbell
                              ___________________________________
                              Gregor A. Campbell, Vice President
                                and Assistant Secretary

                           CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF DETERMINATION
                                       OF
                           TRIKON TECHNOLOGIES, INC.


          Gregor A. Campbell hereby certifies as follows:

          1. He is the Vice President and Assistant Secretary of Trikon Technologies, Inc., a California corporation (the "Corporation"). He is also the Chief Executive Officer of the Corporation.

          2. The certificate being hereby corrected by the filing of this Certificate of Correction is the Certificate of Determination of Trikon Technologies, Inc. filed with the California Secretary of State on June 5, 1997 (the "Certificate of Determination").

          3. The execution of the Certificate of Determination was defective in that, at the time of executing the Certificate of Determination (and at the present), Gregor A. Campbell was not and is not the President of the Corporation. However, John LaValle, who signed the Certificate of Determintation as Secretary, was also a Vice President of the Corporation at such time of signing.

          4. This Certificate of Correction does not alter the wording of the resolutions set forth in the Certificate of Determination which were in fact adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation duly adopted each and all of the resolutions set forth in the Certificate of Determination being hereby corrected and all other matters set forth in the Certificate of Determination (except only as specified in paragraph
(3) above) are true and correct.

          The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of his own knowledge and that this Certificate has been executed on June 19, 1997 in Chatsworth, California.


                               /s/ Gregor A. Campbell
                              ___________________________________
                              Gregor A. Campbell, Vice President
                                and Assistant Secretary

                   AMENDMENT TO CERTIFICATE OF DETERMINATION
                                       OF
                           TRIKON TECHNOLOGIES, INC.


          Gregor A. Campbell hereby certifies as follows:

          1. He is the Vice President and Assistant Secretary of Trikon Technologies, Inc., a California corporation (the "Corporation").

          2. On June 5, 1997, the Corporation filed a Certificate of Determination with the California Secretary of State setting forth certain resolutions adopted by the Board of Directors of the Corporation establishing the Series G Preferred Stock of the Corporation (the "Certificate of Determination"). Subsequent to the filing of the Certificate of Determination, the Corporation filed a Certificate of Correction correcting the defective execution of the Certificate of Determination.

          3. Subsequent to the filing of the Certificate of Determination, but before the issuance of any shares of Series G Preferred Stock, the Board of Directors of the Corporation duly adopted the following resolutions:

          RESOLVED, that Section 3(a) (including the Section identification thereof) of the resolutions establishing the rights, preferences, privileges and restrictions granted to and imposed upon the Series G Preferred Stock and the holders thereof as set forth in the Certificate of Determination filed with the California Secretary of State on June 5, 1997 (the "Series G Resolutions") is hereby amended in full to read as follows:

               "Section 3.   Liquidation, Dissolution or Winding Up
                             --------------------------------------

               (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a merger, acquisition or other reorganization in which the Corporation is not the surviving entity, all assets or surplus funds of the Corporation shall be distributed to the holders of the Common Stock and the Series G Preferred Stock in the following manner and order of priority:

               (i) First, ratably among the holders of the Series G Preferred
                   -----
          Stock until such holders have received a dollar amount per share equal to the cash purchase price for which the first share of Series G Preferred Stock is issued and sold by the Corporation (the "Original Issue Price");

              (ii) Second, ratably among the holders of the Common Stock until
                   ------
          such holders have received an
          amount per share equal to the Original Issue Price; and

             (iii)  Third, to the holders of the Common Stock and the Series G
                    -----
          Preferred Stock on a pro rata basis according to the number of shares of Common Stock (A) then held, with respect to the Common Stock, and
          (B) into which the shares of Series G Preferred Stock then held are convertible, in the case of the Series G Preferred Stock.

          No adjustment to the Conversion Price pursuant to this Certificate of Determination shall alter the above liquidation preference dollar amounts."

          RESOLVED FURTHER, that Section 5(a) of the Series G Resolutions (including the Section identification and lead-in language thereto) is hereby amended in full to read as follows:

          "Section 5.   Conversion
                        ----------

          The holders of the Series G Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

          (a)  Optional Conversion.  Each share of Series G Preferred Stock
               -------------------
     shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date which is 90 days after the first issuance of shares of Series G Preferred Stock by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall at the time of the filing of this Certificate of Determination initially be the Original Issue Price in the case of the Series G Preferred Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series G Preferred Stock is convertible, as hereinafter provided."

          4.   None of the Series G Preferred Stock has been issued.

          The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of his own knowledge and that this Certificate has been executed on June 20, 1997 in Chatsworth, California.



                                  /S/  GREGOR A. CAMPBELL
                                ----------------------------------
                                Gregor A. Campbell, Vice President
                                  and Assistant Secretary



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